EXHIBIT 11
                                  ----------

                          STATEMENT RE COMPUTATION OF
                          ---------------------------

                              PER SHARE EARNINGS
                              ------------------

                                                                      Exhibit 11
                                                                      ----------











                            LIFE TECHNOLOGIES, INC.
            STATEMENT RE COMPUTATION OF PRIMARY PER SHARE EARNINGS
            ------------------------------------------------------
                          for the three months ended
                            March 31, 1995 and 1994
                 (amounts in thousands, except per share data)

                                           Three months ended
                                                 March 31,
                                         ------------------------

                                            1995             1994
                                            ----             ----
Net income                               $ 5,622          $ 4,679
                                         =======          =======

Weighted avg. shares outstanding          14,996           14,959

Weighted average effect of
  common stock equivalents                   131              102
                                         -------          -------

                                          15,127           15,061
                                         =======          =======


Primary net income per share             $   .37          $   .31
                                         =======          =======

                                                                      Exhibit 11
                                                                      ----------


                            LIFE TECHNOLOGIES, INC.
         STATEMENT RE COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
         ------------------------------------------------------------
                      for the three and nine months ended
                            March 31, 1995 and 1994
                 (amounts in thousands, except per share data)

                                               Three months ended
                                                     March 31,
                                             -----------------------

                                                1995            1994
                                                ----            ----
Net income                                   $ 5,622         $ 4,679
                                             =======         =======

Weighted avg. shares outstanding              14,996          14,959

Weighted average effect of
  common stock equivalents                       149             102
                                             -------         -------

                                              15,145          15,061
                                             =======         =======

Fully diluted net income
  per share                                  $   .37         $   .31
                                             =======         =======

Primary net income per share                 $   .37         $   .31
                                             =======         =======